UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2023
Glatfelter Corporation
______________________________________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina		28209

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		704 885-2555
(N/A)
______________________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Current Report”) amends the Current Report on Form 8-K filed by Glatfelter Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 3, 2023, which amended the Current Report on Form 8-K filed by the Company with the SEC on May 31, 2023 (together, the “Original Reports”) and is being filed solely in order to amend and supplement the Company’s disclosure contained in Item 2.05 of the Original Reports.

Item 2.05	Costs Associated With Exit or Disposal Activities.

On August 15, 2023, Glatfelter Corporation (the “Company”) announced the completion of the sale of Glatfelter Ober-Schmitten GmbH, which includes the Ober-Schmitten facility in Germany (the “Facility”), and certain related distributor operations in Asia, to Ostrest GmbH. In connection with the sale, the Company has entered into a transition services agreement with Ostrest GmbH, pursuant to which the Company will provide certain transition support to Ostrest GmbH through December 31, 2023, which may be extended until March 31, 2024. In addition, the Company has entered into a limited distribution agreement with Ostrest GmbH with respect to certain Ober-Schmitten products. The Company will not receive any proceeds from the sale and expects to record a loss of approximately $15 million on the sale.

On May 31, 2023, the Company had announced that it was closing the Facility and, on August 3, 2023, disclosed that it estimated that it would incur approximately $10.4 million of cash expenses in connection with employee separation benefits associated with the closure and approximately $0.4 million of other associated costs. These expenses were recognized in the Company’s unaudited financial statements for the three and six months ended June 30, 2023 included in its Quarterly Report on Form 10-Q for the second quarter of 2023. As a result of the sale, the Company will reverse the employee separation charge which will be reflected in its Quarterly Report on Form 10-Q for the third quarter of 2023. The Company will not reverse the amounts recorded as other associated costs. The Company does not expect to incur any additional costs or expenses in connection with the Facility, except costs associated with the transition services agreement.

Item 7.01. Regulation FD Disclosure

In connection with sale of the Facility, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information included under Item 7.01 of this Current Report (including the exhibits) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
The exhibits to this Current Report on Form 8-K are as follows:

Exhibit number	Description
99.1	Press Release of Glatfelter Corporation, dated August 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Caution Concerning Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K/A pertain to future expectations, beliefs, goals, plans, or prospects constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “plans”, “targets”, and similar expressions to identify forward-looking statements. Any such statements, including those related to the impact of the sale of the Facility on the previously announced costs associated with its closing, are based on the Company’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements. In light of these risks, uncertainties and other factors, the forward-looking matters discussed in this Current Report on Form 8-K/A may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K/A and the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K/A. More information about these factors is contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

August 15, 2023	By:	/s/ Jill L. Urey

Name: Jill L. Urey
Title: Vice President, Chief Legal & Compliance Officer & Corporate Secretary